Rule 10f-3 Transactions

Quarter Ended December 31, 2005

Laudus International MarketMasters Fund
Sub-Adviser:
American Century Global Investment Management, Inc.

Name of Security:
China Paradise Electronics Retail
?Eligible for purchase?
X Yes
	    No
Total Offering:
HKD 1,025,500,500 / US$ 132,239,036
?Lowest price paid by any purchaser?
X Yes	    No
Total Purchased:
HKD 1,293,118.45 / US$ 166,748.57
?Purchased on first date on which sales were made?
X Yes	    No
Price/Unit:		HKD 2.25 / US$ 0.2901
?Reasonability test passed?
X Yes	    No
Trade date:		10/7/05
?Less than 25% of total offering amount?
X Yes	    No
Purchased from:	Morgan Stanley
?No compensation to affiliated broker?
X Yes
	    No
Other syndicate members (list names):
?Firm commitment underwriting?
X Yes	    No
Bank of China

China International Capital Corp.

Daiwa Securities

Cazenove Inc.


Name of Security:	 Copa Holdings SA
?Eligible for purchase?
X Yes
	    No
Total Offering:		US$ 315,000,000
?Lowest price paid by any purchaser?
X Yes	    No
Total Purchased:	US$ 877,560.00
?Purchased on first date on which sales were made?
X Yes	    No
Price/Unit:		US$ 20.00
?Reasonability test passed?
X Yes	    No
Trade date:		12/14/05
?Less than 25% of total offering amount?
X Yes	    No
Purchased from:	Morgan Stanley
?No compensation to affiliated broker?
X Yes
	    No
Other syndicate members (list names):
?Firm commitment underwriting?
X Yes	    No
Merrill Lynch

Citigroup Capital Markets

J.P. Morgan Securities

Goldman Sachs



I certify to the best of my knowledge that, for the period October 1, 2005 through December 31, 2005, on behalf of American Century Global Investment
Management, Inc., the transactions listed above were made in compliance with the Rule 10f-3 Procedures approved by the Board of Trustees of Schwab
Capital Trust.


			Name:	Gregg Renner

	Title:	Equity Compliance Consultant

			Date:	January 6, 2006
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